UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 1, 2007
ORIENTAL FINANCIAL GROUP INC.
(Exact Name of Registrant as Specified in its Charter)

Commonwealth of Puerto Rico	001-12647	66-0538893

(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Oriental Center
Professional Offices Park
997 San Roberto Street, 10th Floor
San Juan, Puerto Rico	00926

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (787) 771-6800

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     Oriental Financial Group Inc. (the “Company”) has been advised that, on March 1, 2007, José Enrique Fernández, director and beneficial owner of more than 10% of the Company’s common stock, entered into a Preset Diversification Program (the “Program”) with Morgan Stanley & Co. Incorporated. Mr. Fernández adopted the Program to permit the orderly disposition of his holdings of the Company’s common stock. The Program is intended to comply with the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and the insider trading and blackout policy of the Company. Pursuant to the terms of the Program, Mr. Fernández will not have any influence over how, when or whether to effect any sales thereunder. All such decisions will be made by Morgan Stanley at times when any person at Morgan Stanley executing such sales is not aware of material nonpublic information about the Company and its securities. Any such transactions under the Program will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIENTAL FINANCIAL GROUP INC.
Date: March 27, 2007	By:	/s/ Carlos O. Souffront
Carlos O. Souffront
Secretary Board of Directors